UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2006

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On August 16, 2006, the Compensation Committee of the Board of Directors of salesforce.com, inc. (the “Company”) approved an increase to the compensation package of Steve Cakebread, Executive Vice President and Chief Financial Officer of the Company. Mr. Cakebread’s annual base salary was increased to $400,000, effective as of September 1, 2006. He will be eligible to receive an annual bonus of up to $300,000, based upon achievement of a mix of company and individual performance objectives. Subject to board approval, he will also receive an option grant to purchase 300,000 shares of the Company’s Common Stock with certain vesting requirements.

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On August 16, 2006, the Company issued a press release announcing its results for the quarter ended July 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The press release attached to this current report on Form 8-K contains non-GAAP financial information. In addition to providing the Company’s net income (loss) and earnings (loss) per diluted share financial measures on a GAAP basis for the three and six months ended July 31, 2006 and 2005 and the Company’s third quarter ending October 31, 2006 and full fiscal year ending January 31, 2007, the press release also provides non-GAAP net income and earnings per diluted share figures.

The non-GAAP financial measures are derived from the applicable GAAP figures by excluding:

•	stock-based expenses;

•	the amortization expense of acquired intangible assets resulting from the Company’s acquisition of Sendia Corporation in April 2006; and

•	a one-time, unusual income item of $285,000 recorded during the three months ended April 30, 2005.

Stock-based Expenses. Effective February 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123R, using the modified prospective transition method. The Company recognized pre-tax stock-based expense of $10.2 million during the three months ended July 31, 2006 and $17.8 million during the six months ended July 31, 2006.

Prior to its adoption of SFAS 123R on February 1, 2006, the Company recognized stock-based compensation expense in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense of fixed stock options was based on the difference on the date of the grant between the deemed fair value of the Company’s stock and the exercise price of the option. The differences occurred prior to the Company’s initial public offering in June 2004 when there was no established public market for the Company’s common stock. Compensation expense was recognized on a straight-line basis over the option-vesting period of four years. As a result, the Company recognized stock-based expense of $0.9 million during the three months ended July 31, 2005 and $1.8 million during the six months ended July 31, 2005.

Amortization Expense of Acquired Intangible Assets. Additionally, the non-GAAP financial measures for the three and six months ended July 31, 2006 reflect the exclusion of $541,000 and $630,000, respectively, of amortization expense resulting from the business combination accounting for the acquisition of Sendia Corporation.

One-time Unusual Income Item. The one-time unusual income item of $285,000, which was recorded during the three months ended April 30, 2005, was due to the reduction in accrued liabilities associated with office space the Company abandoned in December 2001. In March 2005, the Company entered into an agreement with its primary landlord that released the Company from a portion of the future obligations associated with office space in exchange for the agreement to lease additional office space elsewhere in the building.

Use of Non-GAAP Financial Measures. Management provides these non-GAAP financial measures to give investors a more complete understanding of the Company’s underlying operational results and trends in its performance.

The Company generally uses non-GAAP financial measures for assessing its performance against management targets, which do not account for certain items, as a basis for making strategic decisions and as a means to evaluate period-to-period comparison. It believes that use of non-GAAP numbers is important as these figures ignore certain events and activities that could obscure or enhance trends or other factors affecting its business. This is especially true when, as in this quarter and for the six months ended July 31, 2006, the GAAP financial information includes a number of charges that did not exist in the Company’s prior comparable reporting periods. For these reasons, the Company believes that these non-GAAP measures are also useful to investors. Further, the Company believes that the financial analysts who regularly follow and report on the company or sector exclude items such as these when analyzing performance relative to guidance, their financial performance estimates and the performance of other sector participants, and in projecting future financial results.

These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP measures of earnings per share. The Company’s non-GAAP numbers may be different from those of other companies, limiting their usefulness as a comparative tool, and direct comparison should not be relied upon. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and one or more of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Steve Cakebread has withdrawn his resignation and will continue to serve as the Company’s Executive Vice President and Chief Financial Officer. Mr. Cakebread will remain the Company’s principal financial officer and principal accounting officer. Mr. Cakebread’s biographical information can be found in the Company’s proxy statement as filed with the Securities and Exchange Commission on May 24, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 16, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2006	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press Release dated August 16, 2006